Sino Agro Food
SIAFCHINA

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF's current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Sino Agro Food
SIAFCHINA

Review of 2010 and Guidance for 2011

Managements Introduction

Sino Agro Food, Inc. Business Segments

"**Fishery Operations**" means the combination of Capital Award Inc. and SIAF's China operation. Capital Award is currently engaged in modern fishery project management and consultancy services. We provide consulting and management services to fish farms that are adopting the A Power Technology ("APT").

"**Dairy Operations**" means the combination of Hang Yu Tai Investment Limited and ZhongXingNongMu Co. Ltd. This is a dairy farm operation, including sales of fresh liquid milk, dairy products, fertilizer, livestock feed and cattle since 2006.

"**HU Plantation Operations**" means the combination of Macau Eiji Company Limited and HangSingTai Agriculture Development Co. Ltd. The plantation operations include the growing and processing of HU Plants including sales of fresh and dried HU flowers and value added processed HU Flowers.

"**Beef, Feedstock and Fertilizer Operations**" means the combination of HangSingTai Agriculture Development Co. Ltd. and SanJiang A Power United Agriculture Co. Ltd. The beef operations are manufacturing and beef cattle farming, which includes the sales of bio-organic fertilizer, livestock feed and beef cattle.

Fishery Operations



Fishery Operations

- On January 15, 2010 Capital Award signed a contract to build the first commercial indoor fishery in China using the Company's A Power technology. The farm is capable of producing 500 metric tons of pollution and chemical free seafood annually.

- Construction began in June 2010 and major construction was completed in November 2010.

- From September through November 2010, 300,000 "sleepy cod" fingerlings were ordered for stocking operations.

- Starting in November start-up operations had begun with testing, water treatment and stocking operations expected to continue through the first part of 2011.

- The first sales of fish are expected in July 2011.

Fishery Operations

- Revenue for 2010 was $4,163,833 compared to $726,702 in 2009.

- Net income for 2010 was $3,605,581 compared to $672,899 in 2009.

Fishery Operations Subsequent Events

- On February 28, 2011, the Company applied to form Enping City Bi Tao A Power Prawn Culture Development Co., Limited (BTAPP), of which the Company would own a 25% equity interest. The approvals of the formation of BTAPP by the relevant authorities of the PRC Government is pending.

- The new facility is expected to produce 2,000 metric tons of seafood annually.

Fishery Operations Guidance
For 2011

• Capital Award expects increased revenue in 2011 from construction, management and developer fees for its A Power RAS systems. Current and planned projects for 2011 are estimated by the Company to generate $32.2M dollars.

• Operating costs are estimated by the Company to be approximately $12.6M in 2011.

•Gross profit is estimated by the Company to be $19.5M in 2011.

Dairy Operations



Dairy Operations

- In 2010 Zhongxing's dairy operations added approximately 2,800 head of cattle to its herd.

- In the 4th quarter of 2009, the Company began retail trials of its value added dairy products.

- On a limited basis starting in March 2010, the Company had begun selling its YuanTianRan brand of dairy products in Wal-Mart and Huahyuan Supermarket stores in the Beijing area.

- The Company starting in 2010 had been working to establish foreign markets for its YuanTianRan brand in Singapore, Malaysia and the Mid East.

- In January 2010 the PRC Government set an average wholesale price of fresh un-processed milk at RMB4,100 per ton, or US$616.50 per ton, based on exchange rate as of December 31, 2010.

Dairy Operations

- Revenue for 2010 was $29,632,300 compared to $18,087,072 in 2009.

- Net income for 2010 was $10,233,169 compared to $8,470,863 in 2009.

Dairy Operations
Subsequent Event

In an agreement signed February 15, 2011 between Hang Yu Tai Investment Ltd. ("HYT") a wholly owned subsidiary of Sino Agro Food, Inc. and Mr. Sun Ximin ("SUN"), HYT has agreed to sell its 78% equity stake in ZX and SUN has agreed to purchase HYT's holdings resulting in the divestment of ZX. Total consideration for the sale was $31M, or the equivalent to 78% of ZX's net assets plus a surplus sum of $4.9M.

Proceeds from the sale went towards purchase of land to support current and planned joint venture projects. The Company expects to record a profit of $8.4M on the sale of the dairy in 2011.

HU Plantation Operations



HU Plantation Operations

- In mid 2009 the Company completed the construction of drying and processing facilities capable of drying up to 5 metric tons of fresh flowers per day.

- In March 2010 a cool room and storage packing facility was completed.

- The Company currently is harvesting 1,095 mu, or approximately 181 acres. The Company has up to 500 acres of land available for development.

- The Company sells to approximately 25 wholesale markets in and around the City of Guangzhou.

- As of December 31, 2010 the average wholesale price of HU flowers was US $7.23 per kilogram.

- Between March and June 2010 the Company began packing pickled value added products and began product trials with promising results.

HU Plantation Operations

In 2008, the 2007 planting showed a yield average of 7,500 flowers per mu, resulting in a total yield of approximately 2.15 million flowers harvested. In 2009, year 2007 planting yielded an average of 57,894 flowers per mu, resulting in a total yield of approximately 16.5 million flowers. Based on this information the Company forecasted a total yield of approximately 60 million flowers in 2010.

Due to unexpected heavy rainfall in China in mid 2010 a significant portion of crop was lost, or unable to be harvested due to washed out access roads and muddy conditions. The total harvest for the 2010 season was approximately 31.5 million pieces of fresh flowers, almost half the expected harvest.

HU Plantation Operations

- Revenue for 2010 was $4,774,854 compared to $2,911,165 in 2009.

- Net income for 2010 was $2,081,642 compared to $1,767,887 in 2009.

HU Plantation Operations
Guidance for 2011

- Revenue for 2011 is estimated by the Company to be approximately $6.5M.

- Gross profit for 2011 is estimated by the Company to be approximately $4.7M.

Beef, Feedstock and Fertilizer Operations.


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Beef, Feedstock and Fertilizer Operations.

- SJAP was awarded over RMB 400,000 in grants and negotiated RMB 10M in credit through the Agricultural Bank of China for its Farmer Cooperatives in early 2010.

- SJAP increased its cropping land capacity by 1,650 acres in 2010.

- In March 2010 SJAP secured a beef processing facility

- Sino Agro Food and SJAP develop a new cold weather Enzyme for use in stock feed and fertilizer production.

- In mid 2010 SJAP completed the construction of 6 cattle houses.

- In September 2010 SJAP received RMB 5M in additional grants and acquired an additional 170 MU of land under “Land Usage Rights”.

- On November 20, 2010 SJAP received Government approval and permits for the manufacture, distribution and sales of organic fertilizer and feed stock.

- As of December 2010 SJAP had stocked over 250 head of cattle.

Beef, Feedstock and Fertilizer Operations.

- Revenue for 2010 was $1,980,079 compared to $0 in 2009.

- Net income for 2010 was $413,900 compared to $0 in 2009.

Beef, Feedstock and Fertilizer Operations Guidance for 2011

- The Company's beef, feedstock and fertilizer operations are set to expand in 2011 with the addition of at least two new joint ventures. The Company purchased $52.7M of land use rights in China to support growth.

- Combined revenue for 2011 from expanded operations are estimated by management to reach approximately $19M with gross profit of approximately $6.4M.

Consolidated Financial Results

Consolidated Results

- Revenue for 2010 was $40,551,066 compared to $21,725,839 in 2009 representing a 86.7% increase.

- Net income from operations was $18,913,259 in 2010 compared to $9,488,313 in 2009 representing a 99.3% increase over 2009.

Consolidated Results

- GAAP earnings per share were $0.16 for 2010 versus $0.13 in 2009 representing a 23% increase. This was due to a $6M one time, non recurring GAAP treatment on extinguishment of debts.

In 2010 the Company entered into several agreements with third parties to acquire land use rights and proprietary technology and agreed to settle debts by exchange of shares of the Company at an agreed price and time schedule. Loss on extinguishment of debts are the amount of fair value of shares exchange over the amount of debts and that loss has no effect on cash flows, total assets and total liabilities.

Sino Agro Food
SIAFCHINA

Guidance for 2011

Sino Agro Food Group Guidance for 2011

Company Management has provided the following estimates for 2011:

- Total revenue expected to increase to $58.3M for 2011.

- Total cost of goods estimated to be approximately $27.4M.

- Total gross profit estimated to increase to $30.8M.

- Earnings per share of approximately $0.39 cents fully diluted. Basic earnings per share of approximately $0.43 cents.

Sino Agro Food
SIAFCHINA

Questions and Answers

Sino Agro Food
SIAFCHINA

End of Presentation